UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 31, 2012
Date of Report (Date of earliest event reported)

American Spectrum Realty, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-16785	52-2258674
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2401 Fountain View, Suite 750, Houston, Texas 77057
(Address of principal executive offices) (Zip Code)
(713) 706-6200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 31, 2012, the Registrant terminated Ms. Elisa R. Grainger as Principal Accounting Officer. The termination of Ms. Elisa R. Granger is part of the Registrant’s transition of the accounting department to Houston, Texas. The transition plan includes the elimination of several mid-management positions. The restructuring is part of a company-wide effort to reduce redundancy between its Houston and California office locations and provide more efficient service to third-party management clients.

Also effective as of August 31, 2012, G. Anthony Eppolito was appointed as Principal Accounting Officer by the Registrant. Mr. Eppolito has served as Chief Financial Officer since March 2007 and Vice President, Treasurer and Secretary since January 2006.

The Registrant issued a press release with respect to relocating the accounting department to Houston, Texas, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(c)  Exhibits.

Exhibits	Description

99.1	Press release dated on September 5, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SPECTRUM REALTY, INC.

	By:		/s/ William J. Carden
		Name:	William J. Carden
		Title:	Chairman of the Board, President
and Chief Executive Officer

Date: September 5, 2012